HESS CORPORATION

ATHORIZATION FORM


Securities and Exchange Commission

Gentlemen:

Authorization is hereby given for each of George C. Barry and Timothy B. Goodell to sign for and on behalf of the undersigned statements on Form 3 Initial Statement of Beneficial Ownership of Securities, Form 4 Statement of Changes in Beneficial Ownership of Securities and Form 5 Annual Statement of Beneficial Ownership of Securities to be filed pursuant to Section 16(a) of the Securities Exchange Act of 1934.

This authorization shall continue in effect until revoked in writing.

08/06/2012                             \s\Samuel A. Nunn Date
                Signature